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                           SPECIAL BONUS AGREEMENT

   This Agreement dated as of November 25, 1996, by and between First Nationwide Holdings Inc. ("Holdings") and Carl B. Webb (the "Executive").

   WHEREAS, Holdings wishes to pay a special bonus to Executive; and

   WHEREAS, the Executive is a participant in the Management Incentive Plan for Certain Employees of First Nationwide Bank (the "Plan") and may become entitled to payments or stock options under the Plan in accordance with the terms of the Plan.

   NOW, THEREFORE, in consideration of the mutual covenants herein contained, Holdings and Executive hereby agree as follows:

   1. Definitions. All capitalized terms not defined herein shall have the meaning set forth in the Plan.

   2. Special Bonus. As soon as practicable following the date hereof, Holdings shall pay the Executive a special bonus of $10,000,000, less any applicable withholding taxes.

   3. Forfeiture of Certain Payments. Notwithstanding anything in the Plan or the Executive's Award Agreement to the contrary, at such time or times that the Executive becomes entitled to receive payment or Stock Options with respect to his Performance Units in accordance with the terms of the Plan (the amount of such payment or Discount Value of such Stock Options, as applicable, the "Original Payment Amount"), he shall not receive the Original Payment Amount, but shall receive (as payment or as Discount Value of Stock Options, as applicable) only the excess (if any) of the Original Payment Amount over $10,000,000 ("Forfeited Amount"), except to the extent such Forfeited Amount has previously been taken into account in the calculation of a payment or Discount Value of Stock Options due to the Executive under the Plan.

   If, upon the occurrence of a Public Offering, the Executive is entitled to receive both a cash payment and


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Stock Options, the cash payment shall first be reduced (if necessary, to zero) and the Discount Value of Stock Options shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect to have the Discount Value reduced (or eliminated) prior to any reduction in the cash payment.

   4. Effect of Agreement. This Agreement relates solely to the mutual obligations of Holdings and the Executive. In no event shall the payments (or Discount Value of Stock Options, as applicable) forfeited by the Executive in accordance with Section 3 increase (or decrease) the Bonus Pool or the Performance Unit Value of the Performance Units of any other Plan
Participant.

   5. Amendment; Termination. This Agreement may be amended or terminated only by written agreement of the parties hereto.

   6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        FIRST NATIONWIDE HOLDINGS INC.
                                            /s/ Howard Gittis

                                        -------------------------------------
                                        By: Howard Gittis
                                            Vice President
                                            /s/ Carl B. Webb

                                        -------------------------------------
                                                     Carl B. Webb

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